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                                                                   EXHIBIT 10.41

                       NINTH AMENDMENT, WAIVER AND CONSENT

          NINTH AMENDMENT, WAIVER AND CONSENT (this "Amendment"), dated as of March __, 2003, among CERES GROUP, Inc., a Delaware corporation (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), and JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :
                               - - - - - - - - - -


          WHEREAS, the Borrower, the Banks and the Administrative Agent are party to a Credit Agreement, dated as of February 17, 1999 (as amended, modified and supplemented prior to the date hereof, the "Credit Agreement");

          WHEREAS, the Borrower and its indirect Wholly-Owned Subsidiary, Continental General Insurance Company, a Nebraska insurance company ("Continental"), have decided to sell 100% of the capital stock of the Pyramid Life Insurance Company, a Kansas stock insurance company ("Pyramid") and a direct Wholly-Owned Subsidiary of Continental (the "Pyramid Sale");

          WHEREAS, to effectuate the Pyramid Sale, Continental, the Borrower, Pennsylvania Life Insurance Company, a Pennsylvania insurance company and a Wholly-Owned Subsidiary of American Exchange Life Insurance Company, a Texas corporation ("American Exchange"), and Universal American Financial Corp. have heretofore entered into a Purchase Agreement, dated as of December 20, 2002 (the "Pyramid Purchase Agreement");

          WHEREAS, the Borrower has requested that the Banks consent to the Pyramid Sale as provided herein;

          WHEREAS, the Borrower has also requested certain other amendments and waivers to the Credit Agreement as provided herein; and

          WHEREAS, subject to the terms and conditions of this Amendment, the Banks hereby agree to grant the consents, amendments and waivers under the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. The Banks hereby waive any Default or Event of Default that may have arisen solely as a result of the Borrower's failure to comply with (a)
Section 7.12 of the Credit Agreement solely to the extent such Default or Event of Default was caused by the failure of Continental to comply with the minimum Risk-Based Capital Ratio set forth in such Section 7.12 of the Credit Agreement during the period commencing on December 31, 2002 and ending on the Ninth Amendment Effective Date and (b) Section 7.17 of the Credit Agreement for the Test
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Period ended on December 31, 2002, solely to the extent such Default or Event of
Default would not have occurred had the Borrower been permitted to exclude the amount of intercompany tax sharing payments made during such Test Period in calculating Borrower Cash Flow for such Test Period.

          2. Notwithstanding anything to the contrary contained in the Credit Agreement, the Banks hereby consent to the Pyramid Sale on the terms and conditions substantially the same as those set forth in the Pyramid Purchase Agreement, so long as (i) no Default or Event of Default exists at the time of consummation of such sale or would result therefrom, (ii) such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (iii) the total consideration received therefrom by Continental is 100% cash and is paid at the time of closing of such sale, (iv) the aggregate sale proceeds therefrom shall be at least $56,000,000, subject to an adjustment equal to the change (if any) in the aggregate statutory capital and surplus of Pyramid as of the closing of such sale as compared to the aggregate statutory capital and surplus of Pyramid at June 30, 2002, each as determined in accordance with the accounting practices prescribed or permitted by the State of Kansas (the "Pyramid Sale Price"), (v) upon receipt by Continental of such sale proceeds, Dividends in an amount equal to at least $10,000,000 are paid in cash by Continental to Continental General Corporation ("Continental Corporation"), (vi) upon receipt by Continental Corporation of such Dividends, further Dividends in an amount equal to at least $10,000,000 are paid in cash by Continental Corporation to the Borrower and are applied upon receipt thereof as a mandatory repayment of principal of outstanding (x) A-1 Term Loans in an amount equal to no less than $6,300,000 and
(y) A-2 Term Loans in an amount equal to no less than $3,600,000, and (vii) any material amendments and/or modifications to the Pyramid Purchase Agreement after the Ninth Amendment Effective Date are reasonably satisfactory to the Administrative Agent.

          3. Section 3.02(i)(a)(x) of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:


          "Scheduled Repayment Date             Amount
          -------------------------             ------

          May 17, 2003                      $  547,368.78

          August 17, 2003                   $  547,368.78

          November 17, 2003                 $  547,368.77

          February 17, 2004                 $  508,509.34

          May 17, 2004                      $  508,509.34

          August 17, 2004                   $  508,509.33

          November 17, 2004                 $  508,509.33

          February 17, 2005                 $5,039,574.49"

          4. Section 3.02(i)(a)(y)(ii) of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

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          "A-2 Term Loan Scheduled
               Repayment Date              Amount
          ------------------------         ------
          June 17, 2003                    $222,631.23

          September 17, 2003               $222,631.22

          December 17, 2003                $222,631.22

          March 17, 2004                   $215,992.06

          June 17, 2004                    $412,490.20

          September 17, 2004               $412,490.20

          December 17, 2004                $412,490.20

          March 17, 2005                   $434,231.27

          June 17, 2005                    $820,398.08

          September 17, 2005               $820,398.08

          December 17, 2005                $820,398.08"


          5. Section 3.02(i) of the Credit Agreement is hereby further amended by inserting the following new sub-clause (g) immediately after sub-clause (f) appearing therein:

          "(g) In addition to any of the mandatory repayments pursuant to this
               Section 3.02(i), in the event that (i) the aggregate sale proceeds from the Pyramid Sale are greater than $56,000,000, (ii) Continental has Dividends available for distribution as of December 31, 2003 and (iii) Continental has obtained from the Nebraska Department of Insurance (the "Nebraska Department") approval to distribute Dividends to Continental Corporation, upon the receipt of such approval (A) Continental shall pay Dividends in cash to Continental Corporation in an the amount equal to the excess of the aggregate sale proceeds from the Pyramid Sale over $56,000,000 (or, if less, in the amount permitted by the Nebraska Department), (B) upon the receipt thereof, Continental Corporation shall pay Dividends in cash to the Borrower in an amount equal to no less than the amount of Dividends received from Continental pursuant to clause (A) above and (C) upon receipt thereof, the Borrower shall apply such amount received from Continental Corporation pursuant to clause (B) above as a mandatory repayment of principal of outstanding Term Loans. Notwithstanding anything to the contrary contained in Section 3.02(ii)(b), all mandatory repayments of principal made pursuant to this Section 3.02(i)(g) shall be applied to the A-1 Term Loans and A-2 Term Loans on a pro rata basis (based upon the then outstanding principal amount of A-1 Term Loans and A-2 Term Loans)."

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          6. Section 3.02(ii)(a) of the Credit Agreement is hereby amended by deleting the text "Section 3.02(i)(b)" appearing therein and inserting the new text "Sections 3.02(i)(b) and 3.02(i)(g)" in lieu thereof.

          7. Section 6 of the Credit Agreement is hereby amended by inserting the following new Section 6.15 at the end of said Section:

          "Section 6.15 Payment of Dividends by Continental. In the event that Continental has Dividends available for distribution as of December 31, 2003, the Borrower will, and will cause Continental, to promptly request approval from the Nebraska Department to pay Dividends in cash in an amount equal to the excess of the aggregate sale proceeds from the Pyramid Sale over $56,000,000."

          8. Section 9 of the Credit Agreement is hereby amended by (x) deleting the definition of "Applicable Percentage" appearing therein and (y) inserting therein the following new definitions in the appropriate alphabetical order:

          "Applicable Percentage" shall mean (a) with respect to Base Rate Loans, 3.00% and (ii) with respect to Eurodollar Loans, 4.00%, "; provided that for the purposes of the A-2 Term Loans, "Applicable Percentage" shall mean (a) with respect to Base Rate Loans, 3.50%, and (b) with respect to Eurodollar Loans, 4.50%.

          9. Section 9 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

          "Nebraska Department" shall have the meaning provided in Section 3.02(g).

          10. In order to induce the Banks to enter into this Amendment, the Borrower represents and warrants that (i) all of the representations and warranties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects on and as of the Ninth Amendment Effective Date, both before and after giving effect to this Amendment unless any such representation and warranty expressly indicates that it is being made as of any other specific date in which case such representation and warranty shall be true and correct in all material respects as of such other specified date, (ii) there exists no Default or Event of Default on the Ninth Amendment Effective Date after giving effect to this Amendment.

          11. This Amendment shall become effective as of the date (the "Ninth Amendment Effective Date") when the following conditions are satisfied:

          (i) the Borrower and Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office (such date, the "Signing Date"), provided that the Borrower shall have paid on or prior to such Signing Date all reasonable out-of-pocket costs and expenses of the Banks incurred prior to the Signing Date (including, without limitation, the fees and disbursements of White & Case LLP);

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          (ii)  the Borrower shall have consummated the Pyramid Sale on the terms described in Section 2 above; and

          (iii) the Borrower shall have paid to the Administrative Agent for the benefit of the Banks an amendment fee equal to 0.25% of the aggregate principal amount of such Bank's outstanding Term Loans as of the Ninth Amendment Effective Date after giving effect to the payment required by Section 2 above.

          12. From and after the Ninth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

          13. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which counterparts shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      * * *

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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date hereof.

                                          CERES GROUP, INC.

                                          By:    /s/ Larry E. Wharton
                                             -----------------------------------
                                          Title:  Treasurer


                                          JPMORGAN CHASE BANK,
                                          Individually and as Administrative
                                          Agent

                                          By:    /s/ Helen L. Newcomb
                                             -----------------------------------
                                          Title:  Vice President


                                          DRESDNER BANK AG, NEW YORK BRANCH AND
                                          GRAND CAYMAN BRANCH

                                          By:    /s/ James M. Gallagher
                                             -----------------------------------
                                          Title:  Director

                                          By:    /s/ Erika P. Walters-Engemann
                                             -----------------------------------
                                          Title:  Director


                                          KEYBANK NATIONAL ASSOCIATION

                                          By:    /s/ Mary K. Young
                                             -----------------------------------
                                          Title:  Vice President


                                          FIRSTAR BANK MILWAUKEE, N.A.

                                          By:    /s/ Jeffrey P. Googins
                                             -----------------------------------
                                          Title:  Relationship Manager

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                                          FLEET NATIONAL BANK

                                          By:    /s/ Stephen E. Burse
                                             -----------------------------------
                                          Title:  Vice President


                                          THE CIT GROUP/EQUIPMENT
                                          FINANCING, INC.

                                          By:    /s/ Katie J. Sanders
                                             -----------------------------------
                                          Title:  Senior Credit Analyst